UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 22, 2013

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

The registrant’s press release dated January 22, 2013, regarding its financial results for the periods ended December 31, 2012, including consolidated financial statements for the periods ended December 31, 2012, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s fourth quarter earnings presentation on January 22, 2013, as well as certain reconciliation and other information (“Non-GAAP Supplemental Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 22, 2013

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller

ATTACHMENT I

IBM REPORTS 2012 FOURTH-QUARTER AND FULL-YEAR RESULTS

Fourth-Quarter 2012:

•    Diluted EPS:

•        GAAP: $5.13, up 11 percent;

•        Operating (non-GAAP): $5.39, up 14 percent;

•    Net income:

•        GAAP: $5.8 billion, up 6 percent;

•        Operating (non-GAAP): $6.1 billion, up 10 percent;

•    Gross profit margin:

•        GAAP: 51.8 percent, up 1.8 points;

•        Operating (non-GAAP): 52.3 percent, up 2.1 points;

•    Revenue of $29.3 billion, down 1 percent, flat adjusting for currency:

•        Up 1 percent excluding divested RSS business adjusting for currency;

•    Free cash flow of $9.5 billion, up $0.6 billion;

•    Software revenue up 3 percent, up 4 percent adjusting for currency;

•    Services revenue down 2 percent, down 1 percent adjusting for currency;

•    Services backlog of $140 billion, flat, up $1 billion adjusting for currency;

•    Systems and Technology revenue down 1 percent, up 4 percent excluding RSS:

•        System z mainframe up 56 percent.

Full-Year 2012:

•    Diluted EPS, up double-digits for 10th consecutive year:

•        GAAP: $14.37, up 10 percent;

•        Operating (non-GAAP): $15.25, up 13 percent;

•    Net income:

•        GAAP: $16.6 billion, up 5 percent;

•        Operating (non-GAAP): $17.6 billion, up 8 percent;

•    Revenue of $104.5 billion, down 2 percent, flat adjusting for currency;

•    Free cash flow of $18.2 billion, up $1.6 billion;

•    Growth markets revenue up 4 percent, up 7 percent adjusting for currency:

•        BRIC countries up 7 percent, up 12 percent adjusting for currency;

•    Business analytics revenue up 13 percent;

•    Smarter Planet revenue up more than 25 percent;

•    Cloud revenue up 80 percent.

Full-Year 2013 Expectation:

•    GAAP EPS of at least $15.53 and operating (non-GAAP) EPS of at least $16.70.

ARMONK, N.Y., January 22, 2013 . . . IBM (NYSE: IBM) today announced fourth-quarter 2012 diluted earnings of $5.13 per share, compared with diluted earnings of $4.62 per share in the fourth quarter of 2011, an increase of 11 percent.  Operating (non-GAAP) diluted earnings were $5.39 per share, compared with operating diluted earnings of $4.71 per share in the fourth quarter of 2011, an increase of 14 percent.

Fourth-quarter net income was $5.8 billion compared with $5.5 billion in the fourth quarter of 2011, an increase of 6 percent. Operating (non-GAAP) net income was $6.1 billion compared with $5.6 billion in the fourth quarter of 2011, an increase of 10 percent.

Total revenues for the fourth quarter of 2012 of $29.3 billion decreased 1 percent (flat adjusting for currency) from the fourth quarter of 2011.  Without the impact of the divested Retail Store Solutions (RSS) business, revenue increased 1 percent, adjusting for currency.

“We achieved record profit, earnings per share and free cash flow in 2012.  Our performance in the fourth quarter and for the full year was driven by our strategic growth initiatives — growth markets, analytics, cloud computing, Smarter Planet solutions — which support our continued shift to higher-value businesses,” said Ginni Rometty, IBM chairman, president and chief executive officer.

“Looking ahead, we continue to invest to deliver innovations for the enterprise in key areas such as big data, mobile solutions, social business and security, while expanding into new markets and reaching new clients.  We are well on track toward our long-term roadmap for operating EPS of at least $20 in 2015.”

Fourth-Quarter GAAP - Operating (non-GAAP) Reconciliation

Fourth-quarter operating (non-GAAP) diluted earnings exclude $0.26 per share of net charges: $0.21 per share for the amortization of purchased intangible assets and other acquisition-related charges, and $0.05 per share for retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

Full-Year 2013 Expectation

IBM said that it expects to deliver full-year 2013 GAAP earnings per share of at least $15.53; and operating (non-GAAP) earnings per share of at least $16.70.  The 2013 operating (non-GAAP) earnings exclude $1.17 per share of charges for amortization of purchased intangible assets, other acquisition-related charges, and retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

Geographic Regions

The Americas’ fourth-quarter revenues were $12.5 billion, flat (up 1 percent, adjusting for currency) from the 2011 period.  Revenues from Europe/Middle East/Africa were $9.1 billion, down 5 percent (down 3 percent, adjusting for currency).  Asia-Pacific revenues increased 4 percent (up 5 percent, adjusting for currency) to $7.0 billion.  OEM revenues were $679 million, down 5 percent compared with the 2011 fourth quarter.

Growth Markets

Revenues from the company’s growth markets increased 7 percent.  Revenues in the BRIC countries — Brazil, Russia, India and China — increased 11 percent (up 14 percent, adjusting for currency).

Services

Global Technology Services segment revenues decreased 2 percent (flat adjusting for currency) to $10.3 billion.  Global Business Services segment revenues were down 3 percent (down 2 percent, adjusting for currency) at $4.7 billion.

Pre-tax income from Global Technology Services increased 5 percent; pre-tax margin increased to 19.2 percent.  Global Business Services pre-tax income was flat; pre-tax margin increased to 17.2 percent.

The estimated services backlog at December 31 was $140 billion, flat (up $1 billion, adjusting for currency).

Software

Revenues from the Software segment were $7.9 billion, an increase of 3 percent (up 4 percent, adjusting for currency) from the fourth quarter of 2011.  Software pre-tax income of $4.0 billion increased 8 percent year over year.

Revenues from IBM’s key middleware products, which include WebSphere, Information Management, Tivoli, Lotus and Rational products, were $5.5 billion, an increase of 5 percent (up 6 percent, adjusting for currency) versus the fourth quarter of 2011.  Operating systems revenues of $709 million were flat (up 1 percent, adjusting for currency) compared with the prior-year quarter.

Revenues from the WebSphere family of software products increased 11 percent year over year.  Information Management software revenues increased 2 percent.  Revenues from Tivoli software increased 4 percent.  Revenues from Lotus software increased 9 percent, and Rational software increased 12 percent.

Hardware

Revenues from the Systems and Technology segment totaled $5.8 billion for the quarter, down 1 percent from the fourth quarter of 2011.  Excluding Retail Store Solutions (RSS), revenues were up 4 percent.  Systems and Technology pre-tax income was $1.0 billion, an increase of 23 percent.

Total systems revenues, excluding RSS, increased 4 percent.  Revenues from System z mainframe server products increased 56 percent compared with the year-ago period; revenue in the growth markets increased 68 percent.  Total delivery of System z computing power, as measured in MIPS (millions of instructions per second), increased 66 percent versus the prior year and represented the largest MIPS shipment quarter in the company’s history.  New workload specialty engines, including Linux, represented  one-half of the MIPS shipped.  Revenues from Power Systems decreased 19 percent compared with the 2011 period.  Revenues from System x decreased 2 percent.  Revenues from System Storage decreased 5 percent.  Revenues from Retail Store Solutions decreased $239 million year over year as a result of the divestiture in the third quarter.  Revenues from Microelectronics OEM increased 4 percent.

Financing

Global Financing segment revenues were down 2 percent (down 1 percent, adjusting for currency) in the fourth quarter to $535 million.  Pre-tax income for the segment increased 1 percent to $518 million.

Gross Profit

The company’s total gross profit margin was 51.8 percent in the 2012 fourth quarter compared with 49.9 percent in the 2011 fourth-quarter period.  Total operating (non-GAAP) gross profit margin was 52.3 percent in the 2012 fourth quarter compared with 50.2 percent in the 2011 fourth-quarter period, with increases in Services, Software and Hardware.

Expense

Total expense and other income decreased 2 percent to $7.3 billion compared with the prior-year period.  S,G&A expense of $5.9 billion decreased 3 percent year over year compared with prior-year expense.  R,D&E expense of $1.6 billion increased 2 percent compared with the year-ago period.  Intellectual property and custom development income decreased to $227 million compared with $253 million a year ago.  Other (income) and expense was income of $47 million compared with prior-year income of $44 million.  Interest expense decreased to $109 million compared with $113 million in the prior year.

Total operating (non-GAAP) expense and other income decreased 2 percent to $7.2 billion compared with the prior-year period.  Operating (non-GAAP) S,G&A expense of $5.8 billion decreased 3 percent year over year compared with prior-year expense.  Operating (non-GAAP) R,D&E expense of $1.6 billion increased 1 percent compared with the year-ago period.

***

Pre-tax income increased 8 percent to $7.8 billion; total operating (non-GAAP) pre-tax income increased 10 percent to $8.1 billion.  Pre-tax margin was 26.7 percent, up 2.1 points; total operating (non-GAAP) pre-tax margin was 27.7 percent, up 2.6 points.

IBM’s tax rate was 25.5 percent, up 1.0 points year over year; total operating (non-GAAP) tax rate was 24.4 percent, flat compared to the year-ago period.

Net income margin increased 1.3 points to 19.9 percent; total operating (non-GAAP) net income margin was 20.9 percent, an increase of 1.9 points.

The weighted-average number of diluted common shares outstanding in the fourth-quarter 2012 was 1.14 billion compared with 1.19 billion shares in the same period of 2011.

In the quarter, IBM generated free cash flow of $9.5 billion excluding Global Financing receivables, up $0.6 billion year over year.

Full-Year 2012 Results

Net income for the year ended December 31, 2012 was $16.6 billion compared with $15.9 billion in the prior year, an increase of 5 percent.  Operating (non-GAAP) net income was $17.6 billion compared with $16.3 billion in 2011, an increase of 8 percent.

Diluted earnings were $14.37 per share compared with $13.06 per diluted share in 2011, an increase of 10 percent.  Operating (non-GAAP) diluted earnings were $15.25 per share, compared with operating diluted earnings of $13.44 per share in 2011, an increase of 13 percent.  This was the company’s 10th consecutive year of double-digit EPS growth.

Revenues for 2012 totaled $104.5 billion, a decrease of 2 percent (flat adjusting for currency), compared with $106.9 billion in 2011.

GAAP - Operating (non-GAAP) Reconciliation

Operating (non-GAAP) diluted earnings for the year exclude $0.88 per share of net charges: $0.55 per share for the amortization of purchased intangible assets and other acquisition-related charges, and $0.33 per share for retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

Geographic Regions

From a geographic perspective, the Americas’ full-year revenues were $44.6 billion, a decrease of 1 percent (flat adjusting for currency) from the 2011 period.  Revenues from Europe/Middle East/Africa were $31.8 billion, a decrease of 6 percent (down 1 percent, adjusting for currency).  Asia-Pacific revenues increased 3 percent to $25.9 billion.  OEM revenues were $2.2 billion, down 18 percent compared with 2011.

Growth Markets

Revenues from the company’s growth markets increased 4 percent (up 7 percent, adjusting for currency), and represents 24 percent of IBM’s total geographic revenue.  Revenues in the BRIC countries — Brazil, Russia, India and China — increased 7 percent (up 12 percent, adjusting for currency).

Segments

Total Global Services revenues decreased 2 percent (flat adjusting for currency).  Revenues from the Global Technology Services segment totaled $40.2 billion, a decrease of 2 percent (up 1 percent, adjusting for currency) compared with 2011.  Revenues from the Global Business Services segment were $18.6 billion, down 4 percent (down 2 percent, adjusting for currency).  Software segment revenues in 2012 totaled $25.4 billion, an increase of 2 percent (up 4 percent, adjusting for currency).  Systems and Technology segment revenues were $17.7 billion, a decrease of 7 percent (down 6 percent, adjusting for currency); excluding Retail Store Solutions, revenues were down 5 percent (down 4 percent adjusting for currency).  Global Financing segment revenues totaled $2.0 billion, a decrease of 4 percent (down 1 percent, adjusting for currency).

***

The company’s total gross profit margin was 48.1 percent in 2012 compared with 46.9 percent in 2011.  Overall gross profit margins improved year over year for the 9th consecutive year.  Total operating (non-GAAP) gross profit margin was 48.7 percent in the 2012 period compared with 47.2 percent in the 2011 period, with increases in Services and Software.

The weighted-average number of diluted common shares outstanding in 2012 was 1.16 billion compared with 1.21 billion shares in 2011.  As of December 31, 2012, there were 1.12 billion basic common shares outstanding.

Debt, including Global Financing, totaled $33.3 billion, compared with $31.3 billion at year-end 2011.  From a management segment view, Global Financing debt totaled $24.5 billion versus $23.3 billion at year-end 2011, resulting in a debt-to-equity ratio of 7.0 to 1.  Non-global financing debt totaled $8.8 billion, an increase of $0.8 billion since year-end 2011, resulting in a debt-to-capitalization ratio of 36.1 percent from 32.0 percent.

IBM ended 2012 with $11.1 billion of cash on hand and generated free cash flow of $18.2 billion excluding Global Financing receivables, up approximately $1.6 billion year over year.  The company returned $15.8 billion to shareholders through $3.8 billion in dividends and $12.0 billion of share repurchases.  The company’s balance sheet remains strong and is well positioned to support the business over the long term.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and corporate IT spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results and purchases, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers and business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions and alliances; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results and expectations —

•             presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•             presenting non-global financing debt-to-capitalization ratio;

•             adjusting for free cash flow;

•             adjusting for currency (i.e., at constant currency);

•             adjusting for the divestiture of RSS.

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the fourth-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplementary Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EST, today.  The Webcast may be viewed at www.ibm.com/investor/4q12.  Presentation charts will be available on the Web site shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Dollars in millions except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			Percent			Percent
	2012	2011	Change	2012	2011	Change
REVENUE

Global Technology Services	$10,284	$10,452	-1.6%	$40,236	$40,879	-1.6%
Gross profit margin	37.6%	36.6%		36.6%	35.0%

Global Business Services	4,720	4,877	-3.2%	18,566	19,284	-3.7%
Gross profit margin	29.9%	29.3%		30.0%	28.8%

Software	7,915	7,648	3.5%	25,448	24,944	2.0%
Gross profit margin	90.6%	89.8%		88.7%	88.5%

System and Technology	5,763	5,803	-0.7%	17,667	18,985	-6.9%
Gross profit margin	44.1%	40.5%		39.1%	39.8%

Global Financing	535	548	-2.3%	2,013	2,102	-4.2%
Gross profit margin	43.8%	49.7%		46.5%	49.8%

Other	87	159	-45.3%	577	722	-20.1%
Gross profit margin	-73.2%	-11.0%		-71.6%	-54.5%

TOTAL REVENUE	29,304	29,486	-0.6%	104,507	106,916	-2.3%

GROSS PROFIT	15,167	14,722	3.0%	50,298	50,138	0.3%
Gross profit margin	51.8%	49.9%		48.1%	46.9%

EXPENSE AND OTHER INCOME

S,G&A	5,921	6,076	-2.6%	23,553	23,594	-0.2%
Expense to revenue	20.2%	20.6%		22.5%	22.1%

R,D&E	1,580	1,555	1.6%	6,302	6,258	0.7%
Expense to revenue	5.4%	5.3%		6.0%	5.9%

Intellectual property and custom development income	(227)	(253)	-10.1%	(1,074)	(1,108)	-3.0%

Other (income) and expense	(47)	(44)	7.3%	(843)	(20)	NM

Interest expense	109	113	-3.8%	459	411	11.8%

TOTAL EXPENSE AND OTHER INCOME	7,336	7,448	-1.5%	28,396	29,135	-2.5%
Expense to revenue	25.0%	25.3%		27.2%	27.3%

INCOME BEFORE INCOME TAXES	7,831	7,274	7.7%	21,902	21,003	4.3%
Pre-tax margin	26.7%	24.7%		21.0%	19.6%

Provision for income taxes	1,998	1,784	12.0%	5,298	5,148	2.9%
Effective tax rate	25.5%	24.5%		24.2%	24.5%

NET INCOME	$5,833	$5,490	6.3%	$16,604	$15,855	4.7%

Net income margin	19.9%	18.6%		15.9%	14.8%

EARNINGS PER SHARE OF COMMON STOCK:
ASSUMING DILUTION	$5.13	$4.62	11.0%	$14.37	$13.06	10.0%
BASIC	$5.19	$4.68	10.9%	$14.53	$13.25	9.7%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s):
ASSUMING DILUTION	1,136.4	1,188.7		1,155.4	1,213.8
BASIC	1,124.7	1,172.2		1,142.5	1,197.0

NM — Not Meaningful

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	At	At
	December 31,	December 31,
(Dollars in Millions)	2012	2011
ASSETS:

Current Assets:
Cash and cash equivalents	$10,412	$11,922
Marketable securities	717	—
Notes and accounts receivable - trade (net of allowances of $255 in 2012 and $256 in 2011)	10,667	11,179
Short-term financing receivables (net of allowances of $288 in 2012 and $311 in 2011)	18,038	16,901
Other accounts receivable (net of allowances of $17 in 2012 and $11 in 2011)	1,873	1,481
Inventories, at lower of average cost or market:
Finished goods	475	589
Work in process and raw materials	1,812	2,007

Total inventories	2,287	2,595
Deferred taxes	1,415	1,601
Prepaid expenses and other current assets	4,024	5,249

Total Current Assets	49,433	50,928

Property, plant and equipment	40,501	40,124
Less: Accumulated depreciation	26,505	26,241

Property, plant and equipment - net	13,996	13,883
Long-term financing receivables (net of allowances of $66 in 2012 and $38 in 2011)	12,812	10,776
Prepaid pension assets	945	2,843
Deferred taxes	3,973	3,503
Goodwill	29,247	26,213
Intangible assets - net	3,787	3,392
Investments and sundry assets	5,021	4,895

Total Assets	$119,213	$116,433

LIABILITIES:

Current Liabilities:
Taxes	$4,948	$3,313
Short-term debt	9,181	8,463
Accounts payable	7,952	8,517
Compensation and benefits	4,745	5,099
Deferred income	11,952	12,197
Other accrued expenses and liabilities	4,847	4,535

Total Current Liabilities	43,625	42,123

Long-term debt	24,088	22,857
Retirement and nonpension postretirement benefit obligations	20,418	18,374
Deferred income	4,491	3,847
Other liabilities	7,607	8,996

Total Liabilities	100,229	96,197

EQUITY:
IBM Stockholders’ Equity:
Common stock	50,110	48,129
Retained earnings	117,641	104,857
Treasury stock — at cost	(123,131)	(110,963)
Accumulated other comprehensive income/(loss)	(25,759)	(21,885)

Total IBM stockholders’ equity	18,860	20,138

Noncontrolling interests	124	97

Total Equity	18,984	20,236

Total Liabilities and Equity	$119,213	$116,433

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in Millions)	2012	2011	2012	2011
Net Cash from Operating Activities per GAAP:	$6,346	$7,097	$19,586	$19,846

Less: the change in Global Financing (GF) Receivables	(4,151)	(2,927)	(2,906)	(817)

Net Cash from Operating Activities
(Excluding GF Receivables)	10,497	10,024	22,492	20,663

Capital Expenditures, Net	(981)	(1,059)	(4,307)	(4,059)

Free Cash Flow
(Excluding GF Receivables)	9,515	8,965	18,185	16,604

Acquisitions	(1,455)	(1,588)	(3,722)	(1,811)
Divestitures	13	10	599	14
Dividends	(957)	(880)	(3,773)	(3,473)
Share Repurchase	(3,006)	(3,581)	(11,995)	(15,046)
Non-GF Debt	(1,571)	599	713	1,692
Other (includes GF Receivables, and GF Debt)	(3,664)	(2,906)	(802)	2,291

Change in Cash, Cash Equivalents and Short-term Marketable Securities	$(1,125)	$619	$(794)	$271

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

	FOURTH-QUARTER 2012
				Pre-tax
		Revenue		Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin
SEGMENTS

Global Technology Services	$10,284	$297	$10,581	$2,027	19.2%
Y-T-Y change	-1.6%	-0.6%	-1.6%	5.0%

Global Business Services	4,720	181	4,901	841	17.2%
Y-T-Y change	-3.2%	-5.9%	-3.3%	0.1%

Software	7,915	815	8,730	4,017	46.0%
Y-T-Y change	3.5%	-4.2%	2.7%	8.3%

Systems and Technology	5,763	186	5,949	974	16.4%
Y-T-Y change	-0.7%	0.0%	-0.7%	23.2%

Global Financing	535	568	1,103	518	46.9%
Y-T-Y change	-2.3%	-0.1%	-1.2%	0.7%

TOTAL REPORTABLE SEGMENTS	$29,217	$2,048	$31,265	$8,377	26.8%
Y-T-Y change	-0.4%	-2.4%	-0.5%	7.6%

Eliminations / Other	87	(2,048)	(1,961)	(546)

TOTAL IBM CONSOLIDATED	$29,304	$0	$29,304	$7,831	26.7%
Y-T-Y change	-0.6%		-0.6%	7.7%

	FOURTH-QUARTER 2011
				Pre-tax
		Revenue		Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin
SEGMENTS

Global Technology Services	$10,452	$299	$10,751	$1,930	18.0%

Global Business Services	4,877	193	5,069	841	16.6%

Software	7,648	851	8,499	3,710	43.7%

Systems and Technology	5,803	186	5,989	790	13.2%

Global Financing	548	569	1,116	514	46.1%

TOTAL REPORTABLE SEGMENTS	$29,328	$2,098	$31,425	$7,786	24.8%

Eliminations / Other	159	(2,098)	(1,939)	(512)

TOTAL IBM CONSOLIDATED	$29,486	$0	$29,486	$7,274	24.7%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

	TWELVE-MONTHS 2012
				Pre-tax
		Revenue		Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin
SEGMENTS

Global Technology Services	$40,236	$1,166	$41,402	$6,961	16.8%
Y-T-Y change	-1.6%	-6.2%	-1.7%	10.8%

Global Business Services	18,566	719	19,286	2,983	15.5%
Y-T-Y change	-3.7%	-9.7%	-4.0%	-0.8%

Software	25,448	3,274	28,722	10,810	37.6%
Y-T-Y change	2.0%	-0.1%	1.8%	8.4%

Systems and Technology	17,667	676	18,343	1,227	6.7%
Y-T-Y change	-6.9%	-19.3%	-7.5%	-24.9%

Global Financing	2,013	2,060	4,073	2,034	49.9%
Y-T-Y change	-4.2%	-1.6%	-2.9%	1.1%

TOTAL REPORTABLE SEGMENTS	$103,930	$7,896	$111,826	$24,015	21.5%
Y-T-Y change	-2.1%	-4.3%	-2.3%	4.8%

Eliminations / Other	577	(7,896)	(7,319)	(2,113)

TOTAL IBM CONSOLIDATED	$104,507	$0	$104,507	$21,902	21.0%
Y-T-Y change	-2.3%		-2.3%	4.3%

	TWELVE-MONTHS 2011
				Pre-tax
		Revenue		Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin
SEGMENTS

Global Technology Services	$40,879	$1,242	$42,121	$6,284	14.9%

Global Business Services	19,284	797	20,081	3,006	15.0%

Software	24,944	3,276	28,219	9,970	35.3%

Systems and Technology	18,985	838	19,823	1,633	8.2%

Global Financing	2,102	2,092	4,195	2,011	47.9%

TOTAL REPORTABLE SEGMENTS	$106,194	$8,246	$114,440	$22,904	20.0%

Eliminations / Other	722	(8,246)	(7,524)	(1,901)

TOTAL IBM CONSOLIDATED	$106,916	$0	$106,916	$21,003	19.6%

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Dollars in millions except per share amounts)

	FOURTH-QUARTER 2012
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$15,167	$100		$60		$15,327

Gross Profit Margin	51.8%	0.3	Pts	0.2	Pts	52.3%

S,G&A	5,921	(91)		(29)		5,801

R,D&E	1,580	0		6		1,586

Other (Income) & Expense	(47)	(7)		0		(54)

Total Expense & Other (Income)	7,336	(98)		(23)		7,215

Pre-Tax Income	7,831	198		83		8,112

Pre-Tax Income Margin	26.7%	0.7	Pts	0.3	Pts	27.7%

Provision for Income Taxes***	1,998	(45)		30		1,983

Effective Tax Rate	25.5%	-1.2	Pts	0.1	Pts	24.4%

Net Income	5,833	243		53		6,129

Net Income Margin	19.9%	0.8	Pts	0.2	Pts	20.9%

Diluted Earnings Per Share	$5.13	$0.21		$0.05		$5.39

	FOURTH-QUARTER 2011
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$14,722	$81		$(10)		$14,793

Gross Profit Margin	49.9%	0.3	Pts	-0.0	Pts	50.2%

S,G&A	6,076	(82)		2		5,996

R,D&E	1,555	0		23		1,578

Other (Income) & Expense	(44)	(2)		0		(46)

Total Expense & Other (Income)	7,448	(85)		25		7,388

Pre-Tax Income	7,274	166		(35)		7,405

Pre-Tax Income Margin	24.7%	0.6	Pts	-0.1	Pts	25.1%

Provision for Income Taxes***	1,784	47		(24)		1,808

Effective Tax Rate	24.5%	0.1	Pts	-0.2	Pts	24.4%

Net Income	5,490	119		(12)		5,597

Net Income Margin	18.6%	0.4	Pts	-0.0	Pts	19.0%

Diluted Earnings Per Share	$4.62	$0.10		$(0.01)		$4.71

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Dollars in millions except per share amounts)

	TWELVE-MONTHS 2012
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$50,298	$376		$264		$50,938

Gross Profit Margin	48.1%	0.4	Pts	0.3	Pts	48.7%

S,G&A	23,553	(349)		(294)		22,910

R,D&E	6,302	0		20		6,322

Other (Income) & Expense	(843)	(13)		0		(857)

Total Expense & Other (Income)	28,396	(363)		(274)		27,760

Pre-Tax Income	21,902	739		538		23,179

Pre-Tax Income Margin	21.0%	0.7	Pts	0.5	Pts	22.2%

Provision for Income Taxes***	5,298	98		156		5,552

Effective Tax Rate	24.2%	-0.4	Pts	0.1	Pts	24.0%

Net Income	16,604	641		381		17,627

Net Income Margin	15.9%	0.6	Pts	0.4	Pts	16.9%

Diluted Earnings Per Share	$14.37	$0.55		$0.33		$15.25

	TWELVE-MONTHS 2011
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$50,138	$341		$2		$50,481

Gross Profit Margin	46.9%	0.3	Pts	0.0	Pts	47.2%

S,G&A	23,594	(309)		(13)		23,272

R,D&E	6,258	0		88		6,345

Other (Income) & Expense	(20)	(25)		0		(45)

Total Expense & Other (Income)	29,135	(334)		74		28,875

Pre-Tax Income	21,003	675		(72)		21,605

Pre-Tax Income Margin	19.6%	0.6	Pts	-0.1	Pts	20.2%

Provision for Income Taxes***	5,148	179		(40)		5,287

Effective Tax Rate	24.5%	0.1	Pts	-0.1	Pts	24.5%

Net Income	15,855	495		(32)		16,318

Net Income Margin	14.8%	0.5	Pts	-0.0	Pts	15.3%

Diluted Earnings Per Share	$13.06	$0.41		$(0.03)		$13.44

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

Contact:	IBM
Mike Fay, 914-525-8476
mikefay@us.ibm.com

John Bukovinsky, 732-618-3531
jbuko@us.ibm.com

ATTACHMENT II

4Q 2012 Earnings Presentation January 22, 2013

Forward Looking Statements and Non-GAAP Information Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company's current assumptions regarding future business and financial performance. Those statements by their nature address matters that are uncertain to different degrees. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. Any forward-looking statement made during this presentation speaks only as of the date on which it is made. The company assumes no obligation to update or revise any forward-looking statements. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. In an effort to provide additional and useful information regarding the company’s financial results and other financial information as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, certain non-GAAP information including "operating earnings" and other "operating" financial measures. The rationale for management’s use of this non-GAAP information, the reconciliation of that information to GAAP, and other related information are included in supplemental materials entitled “Non-GAAP Supplemental Materials” that are posted on the Company’s investor relations web site at http://www.ibm.com/investor/4q12/ The Non-GAAP Supplemental Materials are also included as Attachment II to the Company’s Form 8-K dated January 22, 2013.

2012 Summary Expect at least $16.70 of Operating EPS in 2013 4Q Segment highlights: Software growth across the portfolio Services revenue growth fairly consistent with 3Q, strength in growth initiatives Systems led by successful mainframe ramp Expanded operating gross, pre-tax and net margins for 4Q and full year 10th consecutive year of double-digit EPS growth +$1.6B $18.2B +$0.6B $9.5B Free Cash Flow Flat +1% @CC excl. RSS divestiture +7% $23.2B +10% $8.1B Operating Pre-Tax Income (2%) $104.5B (1%) $29.3B Revenue $15.25 $ FY12 +13% Yr/Yr 4Q12 Yr/Yr $ +14% $5.39 Operating (Non-GAAP) EPS

Key Financial Metrics Flat 24.4% Tax Rate 1.9 pts 20.9% NI Margin 2.6 pts 27.7% PTI Margin 2.1 pts 52.3% GP Margin B/(W) Yr/Yr 4Q12 P&L Ratios (Operating) Flat @CC 1% @CC excl. RSS 10% $8.1 PTI – Operating 14% $5.39 EPS – Operating (1%) $29.3 Revenue B/(W) Yr/Yr 4Q12 P&L Highlights 3.8 12.0 $18.2 Last 12 Mos. Cash Balance @ Dec. 31 Dividends Share Repurchase (Gross) Free Cash Flow (excl GF Receivables) Cash Highlights 11.1 1.0 3.0 $9.5 4Q12 $ in Billions, except EPS

Revenue by Geography (2%) (3%) Major Markets 7% 7% Growth Markets 14% 11% BRIC Countries (3%) (5%) 9.1 Europe/ME/A Flat 1% (1%) Flat $28.6 Total Geographies excl. Retail Store Solutions Flat 1% (1%) Flat $29.3 IBM excl. Retail Store Solutions 4Q12 5% 4% 7.0 Asia Pacific 1% Flat $12.5 Americas B/(W) Yr/Yr Rptd @CC $ in Billions APac U.S. -1% EMEA Canada/ LA Japan +5% @CC Growth Markets outpace Major Markets by 9 points OEM -5%

Revenue and Gross Profit Margin by Segment 1% Flat excl. Retail Store Solutions 4% 4% excl. Retail Store Solutions 52.3% 43.8% 44.1% 90.6% 29.9% 37.6% 4Q12 2.1 pts (5.9 pts) 3.6 pts 0.8 pts 0.7 pts 1.1 pts B/(W) Yr/Yr Pts 4% 3% 7.9 Software 4Q12 Flat (1%) $29.3 Total Revenue & Op. GP Margin (1%) (2%) 0.5 Global Financing (1%) (1%) 5.8 Systems & Technology (2%) (3%) 4.7 Global Business Services Flat (2%) $10.3 Global Technology Services B/(W) Yr/Yr Rptd @CC $ in Billions Operating Gross Profit Margin Revenue Broad-based margin expansion

Expense Summary 17% (0.1) Other (Income)/Expense 3 pts 2 pts 4 pts Base (2 pts) 1 pts 2% $7.2 Operating Expense & Other Income 4% 0.1 Interest Expense (10%) (0.2) IP and Development Income (3 pts) 0 pts (1%) 1.6 RD&E – Operating (2 pts) 1 pts 3% $5.8 SG&A – Operating Acq.* Currency B/(W) Yr/Yr 4Q12 $ in Billions B/(W) Yr/Yr Drivers * Includes acquisitions made in the last twelve months, net of non-operating acquisition-related charges

5% $2.0 Pre-Tax Income 1.2 pts 19.2% PTI Margin @CC Rptd 4Q12 1.1 pts 37.6% Gross Margin (External) Flat (2%) $10.3 Revenue (External) B/(W) Yr/Yr Services Segments Global Technology Services (GTS) Global Business Services (GBS) Continued margin expansion 4Q12 Revenue (% of Total Services) $ in Billions Flat $0.8 Pre-Tax Income 0.6 pts 17.2% PTI Margin @CC Rptd 4Q12 0.7 pts 29.9% Gross Margin (External) (2%) (3%) $4.7 Revenue (External) B/(W) Yr/Yr $ in Billions 4Q12 @CC Rptd GTS 1% (2%) (2%) Flat 3% (2%) Flat Services Backlog $140B (3%) Consulting & Systems Integration (4%) GBS Outsourcing GBS Yr/Yr 4Q12 Revenue (2%) Maintenance 2% Integrated Technology Services (3%) GTS Outsourcing GTS Outsourcing 40% GBS C&SI 24% Maint. 12% ITS 17% GBS Outsourcing 7%

2012 Outsourcing Contract Restructuring Rest of Portfolio 2013 +2 pts yr/yr Full Year Services Backlog Run Out (1 pt) yr/yr 2013 Revenue from Backlog +1% yr/yr* Gross profit dollar contribution to Services 2012 Revenue from Opening Backlog Projected 2013 Revenue from Opening Backlog * @ consistent foreign exchange rates yr/yr

Software Segment 8% $4.0B Pre-Tax Income @CC Rptd 4Q12 2.4 pts 46.0% PTI Margin 0.8 pts 90.6% Gross Margin (External) 4% 3% $7.9 Revenue (External) B/(W) Yr/Yr @CC Rptd 4% 5% 6% 12% 9% 5% 3% 11% 3% Total Software 4% Total Middleware 5% Key Branded Middleware 12% Rational 9% Lotus Yr/Yr 4Q12 Revenue 4% Tivoli 2% Information Management 11% WebSphere Family 4Q12 Revenue (% of Total Software) Key Branded Middleware 69% Operating Systems 9% Other Middleware 15% Other 7% $ in Billions Performance led by Branded Middleware

Systems & Technology Segment 4% 4% excluding RSS 23% $1.0 Pre-Tax Income @CC Rptd 4Q12 3.2 pts 16.4% PTI Margin 3.6 pts 44.1% Gross Margin (External) (1%) (1%) $5.8 Revenue (External) – including RSS B/(W) Yr/Yr $ in Billions 4Q12 Revenue (% of Total Sys & Tech) Yr/Yr 4Q12 Revenue 4% 4% 4% (5%) (3%) (19%) 56% @CC (19%) Power Systems 4% Total Systems excl. RSS 4% Total Systems & Technology excl. RSS 4% Microelectronics OEM (5%) Storage (2%) System x Rptd 56% System z System z strength; profit growth driven by new products Servers 71% Storage 19% Micro OEM 10%

Growth Initiatives Business Analytics Growth Markets Smarter Planet Cloud 2012 Revenue up 80% yr/yr 2012 Revenue up 7% yr/yr @CC 2012 Revenue up 13% yr/yr 2012 Revenue up >25% yr/yr Continued strength in our key growth initiatives supports shift to higher value

Cash Flow Analysis ($1.1) (3.1) (1.0) 3.1 (0.3) 0.6 (1.9) 1.6 (0.2) 1.8 (2.1) ($0.3) B/(W) Yr/Yr ($0.8) ($1.7) ($1.1) Change in Cash & Marketable Securities (0.8) 0.7 (12.0) (3.8) 0.6 (3.7) 18.2 (4.3) 22.5 (2.9) $19.6 FY12 (0.8) (3.7) Other (includes GF A/R & GF Debt) (2.2) (1.6) Non-GF Debt 0.6 (3.0) Share Repurchases (Gross) (0.1) (1.0) Dividends 0.0 0.0 Divestitures 0.1 (1.5) Acquisitions 0.6 9.5 Free Cash Flow (excluding GF Receivables) 0.1 (1.0) Net Capital Expenditures B/(W) Yr/Yr 4Q12 0.5 10.5 Net Cash from Operations (excluding GF Receivables) (1.2) (4.2) Less: Global Financing Receivables ($0.8) $6.3 Net Cash from Operations $ in Billions

7.2 32% 20.2 96.2 31.3 23.3 8.0 64.9 116.4 35.1 69.4 $11.9 Dec. 11 7.0 36% 19.0 100.2 33.3 24.5 8.8 67.0 119.2 37.5 70.6 $11.1 Dec. 12 Equity Total Liabilities Total Debt Global Financing Debt Non-GF Debt* Global Financing Leverage Non-GF Debt / Capital Other Liabilities Total Assets Global Financing Assets Non-GF Assets* Cash & Marketable Securities Balance Sheet Summary $ in Billions * Includes eliminations of inter-company activity

4Q11 Operating EPS Revenue Growth @ Actual Margin Expansion Share Repurchases 4Q12 Operating EPS Operating EPS Bridge – 4Q11 to 4Q12 $4.71 ($0.03) $0.47 $0.24 $5.39

FY11 Operating EPS Revenue Growth @ Actual Margin Expansion Share Repurchases FY12 Operating EPS Operating EPS Bridge – FY11 to FY12 $13.44 ($0.30) $1.38 $0.73 $15.25

IBM

FY 2012 Summary


2015e
At least $20
2013e
$16.70+
2012
$15.25
2011
$13.44
2010
$11.67
Operating EPS

- **Continued momentum in growth initiatives**
  - Growth markets +7% yr/yr @CC; 24% of IBM's geographic revenue
  - Business Analytics +13%, Cloud +80%, Smarter Planet +>25%
- **Invested in innovation and continued portfolio transformation**
  - Introduced new mainframe, storage, Power7, Pure Systems
  - #1 in US patents for 20th consecutive year
  - Acquired 11 companies, @$4B spend
  - Divested Retail Store Solutions business
- **Leveraged growth in high value areas and productivity initiatives to expand margin and grow profit**
  - Operating net margin +1.6 points yr/yr — above model level
  - Operating EPS +13% yr/yr
- **Strong balance sheet and cash generation**
  - Generated $18.2B free cash flow
  - Returned value to shareholders: $12B share repurchase, $3.8B dividends

Expect at least $16.70 of Operating EPS in 2013

www.ibm.com/investor 17

Hardware / Financing Services Software Sum of external segment pre-tax income not equal to IBM pre-tax income * Non-GAAP: Excludes acquisition-related charges and non-operating retirement-related charges 2000 & 2001 segments not restated for stock based compensation; 2000-2010 Segment PTI is reclassified to conform with 2012 operating presentation Operating PTI / EPS * Segment Operating PTI Operating EPS At Least $20 At Least $16.70 IBM Transformation Continues $15.25 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13e '14e '15e

[LOGO]

IBM Supplemental Materials

Supplemental Materials

Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding

- Currency – Year/Year Comparison
- Supplemental Segment Information – Global Services
- Supplemental Segment Information – Systems & Technology, Software
- Global Financing Portfolio
- Key Financial Metrics – FY 2012
- Revenue by Geography – FY 2012
- Revenue by Segment – FY 2012
- Revenue by Key Industry Sales Unit – 4Q and FY 2012
- Gross Margins by Segment – FY 2012
- Expense Summary – FY 2012
- Pre-Tax Income by Segment – FY 2012
- Cash Flow (FAS 95)
- Retirement-Related Charges
- Retirement-Related Charges
- Retirement-Related Charges
- Non-GAAP Supplemental Materials
  - Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items, Constant Currency
  - Cash Flow, Debt-to-Capital Ratio, Workforce Rebalancing, Retail Store Solutions (RSS) Divestiture
  - Reconciliation of Operating Earnings Per Share
  - GAAP to Operating (Non-GAAP) Bridge – 4Q 2012
  - GAAP to Operating (Non-GAAP) Bridge – 4Q 2011
  - GAAP to Operating (Non-GAAP) Bridge – FY 2012
  - GAAP to Operating (Non-GAAP) Bridge – FY 2011
  - GAAP to Operating (Non-GAAP) Bridge – 4Q 2012 and 4Q 2011
  - GAAP to Operating (Non-GAAP) Bridge – FY 2012 and FY 2011
  - Reconciliation of B/(W) Yr/Yr Expense Drivers – 4Q12
  - Reconciliation of B/(W) Yr/Yr Expense Drivers – FY12
  - Reconciliation of Free Cash Flow (excluding GF Receivables) – 12 months ended 2012, 2011, 2002
  - Reconciliation of Free Cash Flow (excluding GF Receivables) – 3 months ended 2012, 2011
  - Reconciliation of Debt-to-Capital Ratio
  - Reconciliation of Operating EPS Bridge 4Q11 to 4Q12
  - Reconciliation of Operating EPS Bridge FY11 to FY12
  - Reconciliation of Revenue Growth
  - Reconciliation of Consolidated EPS
  - Reconciliation of Segment Pre-Tax Income and Margin Growth

www.ibm.com/investor 20

Currency – Year/Year Comparison ~(0-1 pts) (13%) 0% 3% FY13 Flat (1 pts) (0.3) (1%) $29.3 Yr/Yr (US$B) ~(0-1 pts) (11%) (1%) 2% 4Q13 0 pts (14%) 0% 6% 3Q13 ~(1 pts) (13%) 1% 1% 1Q13 0 pts (12%) 0% 3% 2Q13 90 0.63 0.75 1/18 Spot (1 pts) (5%) 2% (4%) Yr/Yr 81 0.62 0.77 4Q12 (4 pts) (1%) (2%) (13%) Yr/Yr 3Q12 IBM Revenue Impact 79 Yen 0.63 Pound 0.80 Euro Yr/Yr @ 1/18 Spot Quarterly Averages per US $ Revenue As Reported Currency Impact Revenue @CC Supplemental Materials

Supplemental Segment Information – 4Q 2012 ($1) Quarter-to-Quarter ($1) Year-to-Year Change in Backlog due to Currency (27%) (28%) $8.3 Outsourcing - GTS O/S, GBS O/S (AMS) 9% 9% 9.5 Transactional - ITS, Consulting & AMS SI (incl. US Federal) (12%) (12%) $17.9 Total Signings Backlog $ in Billions @CC Yr/Yr 4Q12 1% Flat $140 Total Backlog (2%) (3%) $89 Outsourcing Backlog Signings @CC Yr/Yr 4Q12 Note: Actual backlog calculated using December 31 currency spot rates Flat (2%) Total GTS Flat (2%) Maintenance (2%) (3%) Total GBS Flat (2%) Maintenance 3% 2% Integrated Tech Services (2%) (3%) GBS C&SI (2%) (3%) Total Outsourcing @CC Yr/Yr Flat (1%) Total Transactional Revenue Growth (2%) (4%) GBS Outsourcing (2%) (3%) GTS Outsourcing Global Services Revenue Global Services Backlog / Signings Supplemental Materials

Supplemental Segment Information – 4Q 2012 Share GP% @CC Yr/Yr 4% 4% 4% (5%) (3%) (19%) 56% = = = 4% Total Sys & Tech excl. RSS 4% Microelectronics OEM 4% Total Systems excl. RSS (5%) Storage (2%) System x Revenue Growth (19%) Power Systems 56% System z Supplemental Materials Systems & Technology Software Revenue Growth 4% 3% Total Software 1% 1% Other Software/Services 1% Flat Operating Systems 5% 4% Total Middleware Flat (1%) Other Middleware 6% 5% Key Branded Middleware 12% 12% Rational 9% 9% Lotus @CC Yr/Yr 5% 4% Tivoli 3% 2% Information Management 11% 11% WebSphere Family

Global Financing Portfolio 4Q12 – $30.3B Net External Receivables Supplemental Materials 4Q12 3Q12 4Q11 Identified Loss Rate 0.8% 0.9% 0.8% Anticipated Loss Rate 0.4% 0.5% 0.5% Reserve Coverage 1.2% 1.3% 1.3% Client Days Delinquent Outstanding 2.5 2.9 1.9 Commercial A/R > 30 days $22M $36M $37M Non-Investment Grade 40% Investment Grade 60% 22% 38% 20% 12% 6% 2% 0% 10% 20% 30% 40% Aaa-A3 Baa1-Baa3 Ba1-Ba2 Ba3-B1 B2-B3 Caa-D

Key Financial Metrics – FY 2012 0.5 pts 24.0% Tax Rate 1.6 pts 16.9% NI Margin 2.0 pts 22.2% PTI Margin 1.5 pts 48.7% GP Margin B/(W) Yr/Yr FY12 P&L Ratios (Operating) Flat @CC 7% $23.2 PTI – Operating 13% $15.25 EPS – Operating (2%) $104.5 Revenue B/(W) Yr/Yr FY12 P&L Highlights Cash Balance @ Dec. 31 Dividends Share Repurchase (Gross) Free Cash Flow (excl GF Receivables) Cash Highlights 11.1 3.8 12.0 $18.2 FY12 $ in Billions, except EPS Supplemental Materials

Revenue by Geography – FY 2012 (1%) (4%) Major Markets 7% 4% Growth Markets 12% 7% BRIC Countries (1%) (6%) 31.8 Europe/ME/A Flat 1% (2%) (1%) $102.3 Total Geographies excl. Retail Store Solutions Flat Flat (2%) (2%) $104.5 IBM excl. Retail Store Solutions FY12 3% 3% 25.9 Asia Pacific Flat (1%) $44.6 Americas B/(W) Yr/Yr Rptd @CC $ in Billions APac U.S. -1% EMEA Canada/ LA Japan -2% @CC OEM -18% Supplemental Materials

Revenue by Segment – FY 2012 @CC 4% 2% 25.4 Software FY12 Flat (2%) $104.5 Total IBM (1%) (4%) 2.0 Global Financing (6%) (7%) 17.7 Systems & Technology (2%) (4%) 18.6 Global Business Services 1% (2%) $40.2 Global Technology Services Rptd $ in Billions Global Technology Services Global Business Services Systems & Technology Software Global Financing B/(W) Yr/Yr Supplemental Materials

Flat (1%) $29.3 Total IBM (1%) (1%) 6.8 General Business 4Q12 (7%) (7%) 2.6 Communications (8%) (9%) 2.5 Distribution (2%) (3%) 2.6 Industrial 1% 1% 4.2 Public 6% 4% $9.0 Financial Services B/(W) Yr/Yr Rptd @CC Revenue by Key Industry Sales Unit – 4Q & FY 2012 $ in Billions Flat (2%) $104.5 3% Flat 24.2 FY12 (4%) (6%) 9.5 (5%) (7%) 9.2 Flat (2%) 9.7 2% Flat 15.3 2% (1%) $30.7 B/(W) Yr/Yr Rptd @CC Supplemental Materials

(0.7 pts) 39.1% Systems & Technology 0.2 pts 88.7% Software FY12 1.5 pts 48.7% Total IBM - Operating (3.3 pts) 46.5% Global Financing 1.2 pts 30.0% Global Business Services 1.6 pts 36.6% Global Technology Services B/(W) Yr/Yr Pts Gross Margins by Segment – FY 2012 External Gross Profit Margins Supplemental Materials

Expense Summary – FY 2012 nm (0.9) Other (Income)/Expense 2 pts 2 pts 1 pts Base (2 pts) 5 pts 4% $27.8 Operating Expense & Other Income (12%) 0.5 Interest Expense (3%) (1.1) IP and Development Income (3 pts) 2 pts Flat 6.3 RD&E – Operating (2 pts) 3 pts 2% $22.9 SG&A – Operating Acq.* Currency B/(W) Yr/Yr FY12 $ in Billions B/(W) Yr/Yr Drivers * Includes acquisitions made in the last twelve months, net of non-operating acquisition-related charges Supplemental Materials

Pre-Tax Income by Segment – FY 2012 2.0 pts 22.2% 7% $23.2 Total Operating PTI 49.9% 6.7% 37.6% 15.5% 16.8% PTI % 2.0 pts (1.5 pts) 2.3 pts 0.5 pts 1.9 pts B/(W) Yr/Yr 2.0 pts (1.3 pts) 2.6 pts 1.1 pts 2.2 pts B/(W) Yr/Yr w/o Wkfrce Rebal.* 3% (1%) 3.0 Global Business Services 1% (22%) 9% 13% B/(W) Yr/Yr w/o Wkfrce Rebal.* 11% $7.0 Global Technology Services 8% 10.8 Software 2.0 1.2 PTI $ 1% (25%) B/(W) Yr/Yr Global Financing Systems & Technology $ in Billions Segment PTI $ Segment PTI Margin * 3Q12 Workforce Rebalancing charge of $407M, 3Q11 Workforce Rebalancing charge of $21M Supplemental Materials

Cash Flow (FAS 95) ($1.5) (0.1) (12.0) 1.5 (12.0) (3.8) 2.3 (9.0) (1.6) (3.7) 0.6 (4.3) 19.6 (2.9) 0.5 0.7 4.7 $16.6 FY12 $1.3 (0.5) (13.7) 2.5 (15.0) (3.5) 2.4 (4.4) 1.5 (1.8) 0.0 (4.1) 19.8 (0.8) (0.7) 0.7 4.8 $15.9 FY11 ($1.5) 0.0 (3.8) 0.3 (3.0) (1.0) (0.2) (4.1) (1.7) (1.5) 0.0 (1.0) 6.3 (4.2) 3.3 0.2 1.2 $5.8 4Q12 $0.6 (0.2) (2.8) 0.4 (3.6) (0.9) 1.2 (3.5) (0.9) (1.6) 0.0 (1.1) 7.1 (2.9) 3.1 0.2 1.2 $5.5 4Q11 Net Change in Cash & Cash Equivalents Working Capital / Other Effect of Exchange Rate changes on Cash Net Cash used in Financing Activities Common Stock Transactions - Other Common Stock Repurchases (Gross) Dividends Debt, net of payments & proceeds Net Cash used in Investing Activities Marketable Securities / Other Investments, net Acquisitions, net of cash acquired Divestitures, net of cash transferred Capital Expenditures, net of payments & proceeds Net Cash provided by Operating Activities Global Financing A/R Stock-based Compensation Depreciation / Amortization of Intangibles Net Income from Operations $ in Billions Supplemental Materials

($0.6) ($1.9) ($1.9) ($1.9) ($1.9) ($0.1) Pre-Tax Retirement-Related (Cost) / Income ($B) Funded Status* Expected ROA Actual ROA Discount Rate US WW WW WW WW YE 2011 98% 96% 7.3% 6.1% 4.2% YE 2012 98% 94% 7.3% 11.1% 3.4% ($1.4) ($1.6) ($1.1) ($1.2) ($1.5) ($1.7) ($1.4) Retirement-Related Cash Drivers ($B) $0.1 $0.4 $0.5 Non-Operating Projection based on Dec ‘12 assumptions Actual ($1.9) ($1.8) ($1.9) ($1.9) ($1.9) ($1.9) ($1.9) ($1.8) ($1.9) ($1.9) Operating * Tax-qualified plans ($0.5) ($1.1) Retirement-Related Charges Supplemental Materials 2009 2010 2011 2012 2013 2014 2015 2009 2010 2011 2012 2013 2014 2015 2009 2010 2011 2012 2013 2014 2015 2009 2010 2011 2012 2013 2014 2015

($0.6) ($1.9) ($0.1) Pre-Tax Retirement-Related (Cost) / Income ($B) Funded Status* Expected ROA Actual ROA Discount Rate US WW WW WW WW YE 2011 98% 96% 7.3% 6.1% 4.2% YE 2012 98% 94% 7.3% 11.1% 3.4% Upside 7.3% 14.0% 3.9% Downside 7.3% 0.0% 2.9% ($1.4) ($1.6) ($1.1) ($1.2) ($1.5) ($1.7) ($1.4) Retirement-Related Cash Drivers ($B) $0.1 $0.4 $0.5 Non-Operating Projection based on Dec ‘12 assumptions Actual ($1.9) ($1.9) ($1.9) ($1.8) ($1.9) ($1.9) Operating * Tax-qualified plans Downside Case Upside Case ~$1B Range ($0.5) ($1.1) ($1.9) ($1.9) ($1.9) ($1.9) ($1.8) ($1.9) ($1.9) Supplemental Materials Retirement-Related Charges 2009 2010 2011 2012 2013 2014 2015 2009 2010 2011 2012 2013 2014 2015 2009 2010 2011 2012 2013 2014 2015 2009 2010 2011 2012 2013 2014 2015

Retirement-Related Charges ($0.6) ($0.1) Non-Operating Retirement-Related ($B) ($1.4) ($1.6) ($1.1) ($1.2) ($1.5) ($1.7) ($1.4) $0.1 $0.4 $0.5 Pre-tax (Cost) / Income Projection based on Dec ‘12 assumptions Actual * Tax-qualified plans ($0.5) ($1.1) Cash Drivers B/(W) Y/Y ($0.1) ($0.3) ($0.6) ($0.6) $0.6 $0.5 B/(W) Y/Y $0.2 $0.1 ($0.2) $0.5 ($0.0) ($0.3) Supplemental Materials 2009 2010 2011 2012 2013 2014 2015 2009 2010 2011 2012 2013 2014 2015

Non-GAAP Supplemental Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items Management presents certain financial measures excluding the effects of certain acquisition-related charges, non-operating retirement-related costs, and any related tax impacts. Management uses the term "operating" to describe this view of the company's financial results and other financial information. For acquisitions, these measures exclude the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable restructuring and related expenses, and tax charges related to acquisition integration. For retirement-related costs, the company has characterized certain items as operating and others as non-operating. The company includes service cost, amortization of prior service cost and the cost of defined contribution plans in its operating results. Non-operating retirement-related costs include interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements, multi-employer plan costs, pension insolvency costs, and other costs. Non-operating costs primarily relate to changes in pension plan assets and liabilities which are tied to market performance, and management considers these costs to be outside the operational performance of the business. Management’s calculation of these operating measures, as presented, may differ from similarly titled measures reported by other companies. Overall, management believes that providing investors with an operating view as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans, improves visibility to management decisions and their impacts on operational performance, enables better comparison to peer companies, and allows the company to provide a long term strategic view of the business going forward. For the 2015 earnings per share roadmap, the company is utilizing an operating view to establish its objectives and track its progress. The company’s segment financial results and performance reflect operating earnings, consistent with the company’s management and measurement system. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Supplemental Materials

Non-GAAP Supplemental Materials Cash Flow Management uses a free cash flow measure to evaluate the company’s operating results, plan share repurchase levels, evaluate strategic investments and assess the company’s ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. The company defines free cash flow as net cash from operating activities less the change in Global Financing receivables and net capital expenditures, including the investment in software. A key objective of the Global Financing business is to generate strong returns on equity, and increasing receivables is the basis for growth. Accordingly, management considers Global Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management includes presentations of both free cash flow and cash flow from operations that exclude the effect of Global Financing receivables. Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because the company believes this is more representative of the company’s core business operations. Workforce Rebalancing Management presents certain financial results excluding the effects of charges in connection with workforce rebalancing actions. Management believes that presenting financial information regarding pre-tax income, pre-tax income margin, and SG&A expense without this item is more representative of operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful to investors. Retail Store Solutions (RSS) Divestiture On April 17, 2012, the company announced that it had signed a definitive agreement with Toshiba Tec for the sale of its RSS business to Toshiba Tec. In the fourth quarter of 2012, the company completed the latest phase of the sale of its RSS business. Management presents certain financial results excluding the effects of the RSS divestiture. Management believes that presenting financial information regarding revenue without this item is more representative of operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful to investors. Supplemental Materials

Non-GAAP Supplemental Materials Reconciliation of Operating Earnings Per Share IBM Operating EPS (Non-GAAP) Acquisition-Related Charges * Amortization of Purchased Intangibles Other Acquisition-Related Charges Non-Operating Retirement-Related Items IBM GAAP EPS Adjustments 2013 Expectations $15.53+ $16.70+ $0.48 $0.47 $0.01 $0.69 The above serves to reconcile the Non-GAAP financial information contained in “2012 Summary” and “FY 2012 Summary” discussions in the company’s earnings presentation. See Slide 36 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials * Includes acquisitions through December 31, 2012

Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 4Q 2012 (54) 0 (7) (47) Other Income & Expense 7,215 (23) (98) 7,336 Total Operating Expense & Other Income 1,983 30 (45) 1,998 Tax *** $5.39 $0.05 $0.21 $5.13 Diluted Earnings Per Share 6,129 53 243 5,833 Net Income 8,112 83 198 7,831 Pre-Tax Income 1,586 6 0 1,580 RD&E 5,801 (29) (91) 5,921 SG&A $15,327 $60 $100 $15,167 Gross Profit Operating (Non-GAAP) Retirement-related Adjustments** Acquisition-related Adjustments* GAAP $ in Millions, except EPS * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges. ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance. ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “2012 Summary,” “Key Financial Metrics” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 36 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 4Q 2011 (46) 0 (2) (44) Other Income & Expense 7,388 25 (85) 7,448 Total Operating Expense & Other Income 1,808 (24) 47 1,784 Tax *** $4.71 ($0.01) $0.10 $4.62 Diluted Earnings Per Share 5,597 (12) 119 5,490 Net Income 7,405 (35) 166 7,274 Pre-Tax Income 1,578 23 0 1,555 RD&E 5,996 2 (82) 6,076 SG&A $14,793 ($10) $81 $14,722 Gross Profit Operating (Non-GAAP) Retirement-related Adjustments** Acquisition-related Adjustments* GAAP $ in Millions, except EPS * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “2012 Summary” and “Key Financial Metrics” discussions in the company’s earnings presentation. See Slide 36 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – FY 2012 (857) 0 (13) (843) Other Income & Expense 27,760 (274) (363) 28,396 Total Operating Expense & Other Income 5,552 156 98 5,298 Tax *** $15.25 $0.33 $0.55 $14.37 Diluted Earnings Per Share 17,627 381 641 16,604 Net Income 23,179 538 739 21,902 Pre-Tax Income 6,322 20 0 6,302 RD&E 22,910 (294) (349) 23,553 SG&A $50,938 $264 $376 $50,298 Gross Profit Operating (Non-GAAP) Retirement-related Adjustments** Acquisition-related Adjustments* GAAP $ in Millions, except EPS * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges. ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance. ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “2012 Summary” and “Key Financial Metrics – FY 2012” discussions in the company’s earnings presentation. See Slide 36 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – FY 2011 (45) 0 (25) (20) Other Income & Expense 28,875 74 (334) 29,135 Total Operating Expense & Other Income 5,287 (40) 179 5,148 Tax *** $13.44 ($0.03) $0.41 $13.06 Diluted Earnings Per Share 16,318 (32) 495 15,855 Net Income 21,605 (72) 675 21,003 Pre-Tax Income 6,345 88 0 6,258 RD&E 23,272 (13) (309) 23,594 SG&A $50,481 $2 $341 $50,138 Gross Profit Operating (Non-GAAP) Retirement-related Adjustments** Acquisition-related Adjustments* GAAP $ in Millions, except EPS * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “2012 Summary” and “Key Financial Metrics – FY 2012” discussions in the company’s earnings presentation. See Slide 36 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

24.4% (0.2 pts) 0.1 pts 24.5% Tax Rate *** 20.9% 0.2 pts 0.8 pts 19.9% Net Income Margin 4Q 2011 50.2% (0.0 pts) 0.3 pts 49.9% Gross Profit Margin 25.1% (0.1 pts) 0.6 pts 24.7% PTI Margin 19.0% (0.0 pts) 0.4 pts 18.6% Net Income Margin 24.4% 0.1 pts (1.2 pts) 25.5% Tax Rate *** 27.7% 0.3 pts 0.7 pts 26.7% PTI Margin 52.3% 0.2 pts 0.3 pts 51.8% Gross Profit Margin Operating (Non-GAAP) Retirement-related Adjustments ** Acquisition-related Adjustments* GAAP 4Q 2012 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the”2012 Summary” and “Key Financial Metrics” discussions in the company’s earnings presentation. See Slide 36 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 4Q 2012 and 4Q 2011 Supplemental Materials

20.2% (0.1 pts) 0.6 pts 19.6% PTI Margin 16.9% 0.4 pts 0.6 pts 15.9% Net Income Margin FY 2011 47.2% 0.0 pts 0.3 pts 46.9% Gross Profit Margin 24.5% (0.1 pts) 0.1 pts 24.5% Tax Rate *** 15.3% (0.0 pts) 0.5 pts 14.8% Net Income Margin 24.0% 0.1 pts (0.4 pts) 24.2% Tax Rate *** 22.2% 0.5 pts 0.7 pts 21.0% PTI Margin 48.7% 0.3 pts 0.4 pts 48.1% Gross Profit Margin Operating

(Non-GAAP) Retirement-related Adjustments ** Acquisition-related Adjustments*

GAAP FY 2012 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – FY 2012 and FY 2011 Supplemental Materials * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges

** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance

***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results.

 The above serves to reconcile the Non-GAAP financial information contained in the “2012 Summary” and “Key Financial Metrics” discussions in the company’s earnings presentation. See Slide 36 of this presentation for additional information on the use of these Non-GAAP financial measures.

 RD&E 0 pts 0 pts 0 pts Currency (3 pts) 0 pts (3 pts) Acquisitions 2 pts 1 pts 1 pts Base SG&A 1 pts 0 pts 1 pts Currency (2 pts) 0 pts (2 pts) Acquisitions 4 pts 0 pts 4 pts Base Operating Expense & Other Income 1 pts 0 pts 1 pts Currency (2 pts) 0 pts (2 pts) Acquisitions 3 pts 1 pts 3 pts Base Operating (Non-GAAP) Non-GAAP Adjustments GAAP Non-GAAP Supplemental Materials The above serves to reconcile the Non-GAAP financial information contained in the “Expense Summary” discussion in the company’s earnings presentation. See Slide 36 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials Reconciliation of B/(W) Yr/Yr Expense Drivers – 4Q12

 RD&E 2 pts 0 pts 2 pts Currency (3 pts) 0 pts (3 pts) Acquisitions 2 pts 1 pts 1 pts Base SG&A 3 pts 0 pts 3 pts Currency (2 pts) 0 pts (2 pts) Acquisitions 1 pts 1 pts 0 pts Base Operating Expense & Other Income 5 pts 0 pts 5 pts Currency (2 pts) 0 pts (3 pts) Acquisitions 2 pts 1 pts 0 pts Base Operating (Non-GAAP) Non-GAAP Adjustments GAAP Non-GAAP Supplemental Materials The above serves to reconcile the Non-GAAP financial information contained in the “Expense Summary – FY 2012” discussion in the company’s earnings presentation. See Slide 36 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials Reconciliation of B/(W) Yr/Yr Expense Drivers – FY12

Non-GAAP Supplemental Materials $5.9 (4.6) 10.5 (3.3) $13.8 12 months ended 12/31/02 $16.6 (4.1) 20.7 (0.8) $19.8 12 months ended 12/31/11 $18.2 (4.3) 22.5 (2.9) $19.6 12 months ended 12/31/12 Free Cash Flow (excluding GF Receivables) Net Capital Expenditures Net Cash from Operations (excluding GF Receivables) Less: Global Financing Receivables Net Cash from Operations $ in Billions Reconciliation of Free Cash Flow (excluding GF Receivables) The above serves to reconcile the Non-GAAP financial information contained in the “2012 Financial Highlights,” and “Key Financial Metrics” discussion in the company’s earnings presentation. See Slide 37 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplemental Materials $9.0 (1.1) 10.0 (2.9) $7.1 3 months ended 12/31/11 $9.5 (1.0) 10.5 (4.2) $6.3 3 months ended 12/31/12 Free Cash Flow (excluding GF Receivables) Net Capital Expenditures Net Cash from Operations (excluding GF Receivables) Less: Global Financing Receivables Net Cash from Operations $ in Billions Reconciliation of Free Cash Flow (excluding GF Receivables) The above serves to reconcile the Non-GAAP financial information contained in the “2012 Financial Highlights,” and “Key Financial Metrics” discussion in the company’s earnings presentation. See Slide 37 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Reconciliation of Debt-to-Capital Ratio 36% 64% FY 12 FY 11 32% 61% Non-Global Financing Debt / Capital IBM Consolidated Debt / Capital The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet Summary” discussion in the company’s earnings presentation. See Slide 37 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials Supplemental Materials

* Includes amortization of purchased intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges. ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance. Non-GAAP Supplemental Materials Reconciliation of Operating EPS Bridge 4Q11 to 4Q12 The above serves to reconcile the Non-GAAP financial information contained in the “Operating EPS Bridge – 4Q11 to 4Q12” discussion in the company’s earnings presentation. See Slide 36 of this presentation for additional information on the use of these Non-GAAP financial measures. $0.05 0.00 0.06 0.00 ($0.01) Retirement-related Adjustments** $5.39 0.24 0.47 (0.03) $4.71 Operating (Non-GAAP) $0.21 $5.13 4Q12 EPS 0.01 0.23 Share repurchases 0.10 0.31 Margin expansion 0.00 (0.03) Revenue growth @ actual $0.10 $4.62 4Q11 EPS Acquisition-related Adjustments* GAAP Supplemental Materials

* Includes amortization of purchased intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges. ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance. Non-GAAP Supplemental Materials Reconciliation of Operating EPS Bridge FY11 to FY12 The above serves to reconcile the Non-GAAP financial information contained in the “Operating EPS Bridge – FY11 to FY12” discussion in the company’s earnings presentation. See Slide 36 of this presentation for additional information on the use of these Non-GAAP financial measures. $0.33 0.02 0.34 0.00 ($0.03) Retirement-related Adjustments** $15.25 0.73 1.38 (0.30) $13.44 Operating (Non-GAAP) $0.55 $14.37 FY12 EPS 0.02 0.69 Share repurchases 0.13 0.91 Margin expansion (0.01) (0.29) Revenue growth @ actual $0.41 $13.06 FY11 EPS Acquisition- related Adjustments* GAAP Supplemental Materials

Non-GAAP Supplemental Materials @CC (18%) (2%) @CC Flat 1% As Rptd (18%) (2%) As Rptd (1%) Flat OEM Japan Total IBM Revenue excluding RSS divestiture @CC 5% (5%) (9%) 18% 8% 13% 16% As Rptd Flat (5%) (6%) 13% 6% 12% 16% Japan OEM Canada Latin America Growth Markets GTS Outsourcing Tivoli Storage Software Tivoli Security Reconciliation of Revenue Growth 4Q12 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics,” “Revenue by Geography,” “Services Segments,” “Software Segment,” “Systems and Technology Segment,” “Growth Initiatives,” “Revenue by Geography – FY 2012,” “2012 Summary,” and “Full Year 2012 Summary” discussions in the company’s earnings presentation. See Slides 36-37 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials 4Q11 Yr/Yr @CC (3%) (7%) @CC (2%) (1%) As Rptd (2%) 2% As Rptd (5%) (5%) @CC 13% As Rptd 12% 4Q12 3Q12 FY12 Yr/Yr FY11 Yr/Yr

Non-GAAP Supplemental Materials Reconciliation of Consolidated EPS The above serves to reconcile the Non-GAAP financial information contained in the “IBM Transformation Continues” discussion in the company’s earnings presentation. See Slide 36 of this presentation for additional information on the use of these Non-GAAP financial measures. $15.25 $0.33 $0.55 $14.37 2012 13.44 (0.03) 0.41 13.06 2011 11.67 (0.20) 0.34 11.52 2010 10.03 (0.25) 0.27 10.01 2009 8.86 (0.32) 0.29 8.89 2008 7.46 0.14 0.17 7.15 2007 6.31 0.12 0.14 6.05 2006 5.18 0.13 0.14 4.91 2005 4.33 (0.19) 0.13 4.39 2004 3.41 (0.48) 0.13 3.76 2003 1.81 (0.68) 0.07 2.43 2002 3.26 (0.72) 0.04 3.94 2001 $3.32 ($0.62) $0.05 $3.88 2000 Operating EPS Non-Operating Retirement-Related Acquisition- Related EPS (As Reported) Supplemental Materials

Non-GAAP Supplemental Materials Reconciliation of Segment Pre-Tax Income and Margin Growth 10% 1.9 pts Normalized 7% 1.5 pts As Rptd 3 pts 0.4 pts 3Q Workforce Rebalancing Pre-Tax Income Growth Total Global Services Pre-Tax Margin Growth Total Global Services FY12 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Services Segments” discussion in the company’s earnings presentation. See Slide 37 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

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